Exhibit 10.14

This is a translation of the original text in Chinese

Power of Attorney

Shi Jianming, as a shareholder of Shenzhen Xunlei Networking Technologies Co., Ltd. (“Shenzhen Xunlei”), holds 8.3% equity interest in Shenzhen Xunlei in total. I, Shi Jianming, agree to assign all of the rights I have as the shareholder of 8.3% equity interests in Shenzhen Xunlei to Giganology (Shenzhen) Ltd. (“Giganology”), and hereby irrevocably grant the following rights to the authorized person for its performance during the term of this Power of Attorney:

I hereby authorize the authorized person to perform, on my behalf, all the rights I originally have as the shareholder of 8.3% equity interests in Shenzhen Xunlei in accordance with laws and the articles of association of Shenzhen Xunlei, including without limitation, the right to convene a shareholders meeting, to accept any notice regarding convening a shareholders meeting and the agenda, to attend the shareholders meeting of Shenzhen Xunlei and exercise all the voting rights as a shareholder of 8.3% equity interest (including, as my authorized representative, to nominate and appoint the directors, general manager, financial director and other senior management of Shenzhen Xunlei at the shareholders meeting of Shenzhen Xunlei, as well as making decision regarding the distribution of dividends), and to sell or assign the 8.3% equity interests held by me in Shenzhen Xunlei, and so forth.

The authorized person has the right to appoint any individual nominated by its board of directors (or executive directors) to perform the rights granted by me hereunder.

Unless the Business Operation Agreement entered into by Giganology, Shenzhen Xunlei, Zou Shenglong, Cheng Hao, Wang Fang, Shi Jianming, and Guangzhou Shulian Information Investment Co., Ltd. is terminated early for any reason, the term of this Power of Attorney is ten (10) years commencing from the date hereof. As of the expiry of this Power of Attorney, I will extend the term of this Power of Attorney at the request of Giganology.

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[Execution page of the Power of Attorney]

Authorizer:

Shi Jianming

By:	/s/ Shi Jianming

Date:	May 10, 2011

Authorized Person:

Giganology (Shenzhen) Ltd.

By:	/s/ Legal Representative/Authorized Representative

(Affixed with common seal of the company)

Date:	May 10, 2011